Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, and accompanies the quarterly report on Form 10-Q for the quarter ended September 30, 2003 (the "Form 10-Q") of SEMCO Energy, Inc. (the "Issuer").

I, Marcus Jackson, Chairman of the Board, President and Chief Executive Officer of the Issuer, certify that:

(i)   The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)   The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: November 14, 2003	/s/ Marcus Jackson

Chairman of the Board, President and Chief Executive Officer,
SEMCO Energy, Inc.